Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 1998 included in Columbia Laboratories, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP

Miami, Florida
May 31, 2000